                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549

                              ------------------

                                   FORM T-1


                           STATEMENT OF ELIGIBILITY
            UNDER THE TRUST INDENTURE ACT OF 1939, AS AMENDED, OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE

                     CHECK IF AN APPLICATION TO DETERMINE
                     ELIGIBILITY OF A TRUSTEE PURSUANT TO
                             SECTION 305 (b) (2)

                              ------------------

                       IBJ SCHRODER BANK & TRUST COMPANY
              (Exact name of trustee as specified in its charter)

      New York                                                    13-5375195
(Jurisdiction of Incorporation or Organization              (I.R.S. Employer
if not a U.S. national bank)                                Identification No.)

One State Street, New York, New York                              10004
(Address of principal executive offices)                          (Zip code)

                             IBJ Schroder Bank & Trust Company
                                     One State Street
                                 New York, New York 10004
                                      (212) 858-2000
                 (Name, Address and Telephone Number of Agent for Service)

                                 CURTICE-BURNS FOODS, INC.
                    (Exact name of obligor as specified in its charter)
                       See Table of Guarantors on Schedule 1 hereto

      New York                                                16-0845824
(State or other Jurisdiction of                             (I.R.S. Employer
Incorporation or Organization)                              Identification No.)

90 Linden Place
P.O. Box 681                                                14603
Rochester, N.Y.
(Address of principal executive office)                     (zip code)

                              ------------------



                          12 1/4% Senior Subordinated Notes Due 2005
                              (Title of Indenture Securites)

                                                                  Schedule 1


                                    TABLE OF GUARANTORS


Exact Name of                       State or Other
Guarantor                     Jurisdiction of
Specified in its                    Incorporation or              I.R.S. Charter
Charter                             Organization                  Identification No.
Pro-Fac Cooperative, Inc.                       New York          16-6036816
Curtice-Burns Express, Inc.                     New York          16-1198316
Curtice Burns Meat Snacks, Inc.                 Delaware          13-3346668
Finger Lakes Packaging Company Inc.             New York          16-1262806
Husman Snack Foods Company Incorporated         Ohio              31-1308171
Kennedy Endeavors, Incorporated                 Washington        91-1350382
Nalley's Canada Limited                         Canada              N/A
Quality Snax of Maryland,Inc.                   Maryland          52-0911948
Seasonal Employers, Inc.                        New York          16-1375253
Pro-Fac Holding Company                         New York          16-1335217
      of Iowa,Inc.

Item 1.           General information

                  Furnish the following information as to the trustee:

      (a)         Name and address of each examining or
                  supervising authority to which it is
                  subject.

                        New York State Banking Department,
                        Two Rector Street, New York, New
                        York

                        Federal Deposit Insurance
                        Corporation Washington, D.C.

                        Federal Reserve Bank of New York
                        Second District,
                        33 Liberty Street, New York, New York

      (b) Whether it is authorized to exercise corporate trust powers.

                        Yes

Item 2.           Affiliations with the Obligor.

                  If the obligor is an affiliate of the trustee, describe each such affiliation.

                  The obligor is not an affiliate of the trustee.

                              (See Note on Page 7)

Item 3.           Voting securities of the trustee.

                  Furnish the following information as to each class of voting securities of the trustee:

                  Col. A                                    Col. B
                  Title of class                            Amount Outstanding

                              Not Applicable

Item 4.           Trusteeships under other indentures.

                  If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

      (a)   Title of the securities outstanding under each such other indenture

                                      Not Applicable

      (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310 (b)
            (1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

                                      Not Applicable

Item 5. Interlocking directorates and similar relationships with the obligor or underwriters.

            If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

                                      Not Applicable

Item 6. Voting securities of the trustee owned by the obligor or its officials.

            Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner, and executive officer of the obligor:

Col A                   Col. B                  Col. C                  Col. D
Name of Owner           Title of class          Amount owned            Percent of voting
                                                beneficially            securities repre-
                                                                        sented by
                                                                        amount given
                                                                        in Col. C

                                      Not Applicable

Item 7. Voting securities of the trustee owned by underwriters or their officials.

            Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner and executive officer of each such underwriter:

Col A                   Col. B                Col. C                  Col. D
Name of Owner           Title of class        Amount owned            Percent of voting
                                              beneficially            securities repre-
                                                                      sented by
                                                                      amount given
                                                                      in Col. C

                                      Not Applicable

Item 8.     Securities of the obligor owned or held by the trustee

            Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee:

Col A                   Col. B                Col. C                  Col. D
Title of Class          Whether the secur-    Amount owned bene-      Percent of class
                        ities are voting      ficially or held        represented
                        or nonvoting          as collateral sec-      by amount
                        securities            urity for obligations   given in Col. C
                                              in default


                                      Not Applicable

Item 9.     Securities of underwriters owned or held by the trustee.

            If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee:

Col A                   Col. B                Col. C                  Col. D
Title of Issuer         Amount Outstanding    Amount owned bene-      Percent of class
and title of                                  ficially or held        represented
class                                         as collateral sec-      by amount
                                              urity for obligations   given in Col. C
                                              in default by trustee



                                      Not Applicable

Item 10. Ownership or holdings by the trustee of voting securities of certain affiliates or securityholders of the obligor.

            If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:

Col A                   Col. B                Col. C                  Col. D
Title of Issuer         Amount Outstanding    Amount owned bene-      Percent of class
and title of class                            ficially or held        represented
                                              as collateral sec-      by amount
                                              urity for obligations   given in Col. C
                                              in default by trustee


                                      Not Applicable

Item 11. Ownership or holdings by the trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor.

            If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee:

Col A                   Col. B                Col. C                  Col. D
Title of Issuer         Amount Outstanding    Amount owned bene-      Percent of class
and title of                                  ficially or held        represented
Class                                         as collateral sec-      by amount
                                              urity for obligations   given in Col. C
                                              in default by trustee


                                      Not Applicable

Item 12.          Indebtedness of the Obligor to the Trustee.

            Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:

            Col. A                  Col. B                  Col. C
            Nature of               Amount                  Date
            Indebtedness            Outstanding             Due

                                      Not Applicable

Item 13.          Defaults by the Obligor.

            (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

                                      Not Applicable

            (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

                                      Not Applicable


Item 14.          Affiliations with the Underwriters

                  If any underwriter is an affiliate of the trustee, describe each such affiliation.

                                      Not Applicable

Item 15.          Foreign Trustee.

                  Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

                                      Not Applicable

Item 16.          List of Exhibits.

                  List below all exhibits filed as part of this statement of eligibility.

      *1. A copy of the Charter of IBJ Schroder Bank & Trust Company as amended to date. (See Exhibit 1A to Form T-1, Securities and
                  Exchange Commission File No. 22-18460).

      *2. A copy of the Certificate of Authority of the Trustee to Commence Business (Included in Exhibit I above).

                                           - 7 -

      *3.         A copy of the Authorization of the Trustee to exercise
                  Corporate Trust Powers, as amended to date (See Exhibit 4 to
                  Form T-1, Securities and Exchange Commission File No. 22-
                  19146).

      *4. A copy of the existing By-Laws of the Trustee, as amended to date (See Exhibit 4 to Form T-1, Securities and Exchange
                  Commission File No. 22-19146).

      5. A copy of each Indenture referred to in Item 4, if the Obligor is in default. Not Applicable.

      6. The consent of the United States institutional trustee required by Section 321(b) of the Act. (See Exhibit 6)

      7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority. (See Exhibit 7)

* The Exhibits thus designated are incorporated herein by reference as exhibits hereto. Following the description of such Exhibits is a reference to the copy of the Exhibit heretofore filed with the Securities and Exchange Commission, to which there have been no amendments or changes.


                                           NOTE

      In answering any item in this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligor and its directors or officers, the trustee has relied upon information furnished to it by the obligor.

      Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base responsive answers to Item 2, the answers to said Item are based on incomplete information.

      Item 2, may, however, be considered as correct unless amended by an amendment to this Form T-1.

      Pursuant to General Instruction B, the trustee has responded to Items 1, 2 and 16 of this form since to the best knowledge of the trustee as indicated in Item 13, the obligor is not in default under any indenture under which the applicant is trustee.

                                         SIGNATURE

            Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, IBJ Schroder Bank & Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility & qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 16th day of November, 1994.



                                              IBJ SCHRODER BANK & TRUST COMPANY



                                                By      /s/ Thomas J. Bogert
                                                     Thomas J. Bogert
                                                     Assistant Vice President











                                         SIGNATURE

            Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, IBJ Schroder Bank & Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility & qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 16th day of November, 1994.



                                              IBJ SCHRODER BANK & TRUST COMPANY



                                                By    /s/ Thomas J. Bogert
                                                   Thomas J. Bogert
                                                   Assistant Vice President

                                                                      Exhibit 6

                                    CONSENT OF TRUSTEE



            Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the issue by Curtice-Burns Foods, Inc., of 12 1/4% Senior Subordinated Notes due 2005, we hereby consent that reports of examinations by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                              IBJ SCHRODER BANK & TRUST COMPANY



                                                By:    /s/ Thomas J. Bogert
                                                      Thomas J. Bogert
                                                      Assistant Vice President
Dated:      November 16, 1994

                                                                      EXHIBIT 7



                            CONSOLIDATED REPORT OF CONDITION OF
                             IBJ SCHRODER BANK & TRUST COMPANY
                                   of New York, New York
                           And Foreign and Domestic Subsidiaries


                                Report as of June 30, 1994

                                          ASSETS                             Dollar Amounts
                                                                              in Thousands
Cash and balances due from depository institutions:
  Noninterest-bearing balances and currency and coin.................          $    31,700
  Interest-bearing balances..........................................              306,648
Securities:      Held to Maturity....................................               60,194
                 Available-for-sale..................................               30,643
Federal funds sold and securities purchased under agreements
      to resell in domestic offices of the bank......................            2,129,234
Loans and lease financing receivables:
Loan and leases, net of unearned income.................... 2,557,212
      LESS: Allowance for loan and lease losses............... 52,611
Loans and leases, net of unearned income, allowance, and
  reserve............................................................            2,504,601
Assets held in trading accounts......................................            1,751,574
Premises and fixed assets............................................               10,536
Other real estate owned..............................................                  449
Customers' liability to this bank on acceptances outstanding.........                  510
Intangible assets....................................................               66,996
Other assets.........................................................              205,542
                                                                                 ----------
TOTAL ASSETS.........................................................          $ 7,098,627
                                                                                 -----------
                                                                                 -----------
                                        LIABILITIES

Deposits:
      In domestic offices............................................            $ 544,073
        Noninterest-bearing.................................. 134,515
        Interest-bearing..................................... 409,558
      In foreign offices, Edge and Agreement subsidiaries,
      and IBFs.......................................................              714,496
        Noninterest-bearing...................................  9,930
        Interest-bearing..................................... 704,566
Federal funds purchased and securities sold under agreements
      to repurchase in domestic offices of the bank..................            3,213,044
Demand notes issued to the U.S. Treasury.............................               95,000
Trading Liabilities..................................................              786,023
Other borrowed money.................................................              587,115
Mortgage indebtedness and obligations under capitalized
      leases.........................................................                9,892
Bank's liability on acceptances executed and outstanding.............                  510
Other liabilities....................................................              802,875
                                                                                 -----------
TOTAL LIABILITIES....................................................           $6,753,028
                                                                                 -----------
                                                                                 -----------
                                      EQUITY CAPITAL

Perpetual preferred stock............................................               50,000
Common Stock.........................................................               41,473
Surplus..............................................................              282,945
Undivided profits and capital reserves...............................              (28,801)
Net unrealized holding (losses) on available for sale securities.....                  (18)
                                                                                 -----------
TOTAL EQUITY CAPITAL.................................................              345,599
                                                                                 -----------
TOTAL LIABILITIES AND EQUITY CAPITAL.................................          $ 7,098,627
                                                                                 -----------
                                                                                 -----------

I, Alastair G.C. Merrick, CFO of the above named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and the State Banking Authority and is true to the best of my knowledge and belief.

                                                          ALASTAIR G.C. MERRICK

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and the State Banking Authority and is true and correct.














DONALD H. McCREE, Jr.
EISUKE KANO                         Directors
YUJI SUZUKI